                                                                     EXHIBIT 1.1

                                  $500,000,000


                              LSI LOGIC CORPORATION


                   4% CONVERTIBLE SUBORDINATED NOTES DUE 2005


                             UNDERWRITING AGREEMENT


                                FEBRUARY 14, 2000


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                                February 14, 2000


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Dear Sirs and Mesdames:

               LSI Logic Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "UNDERWRITER") $500,000,000 aggregate principal amount at maturity of its 4% Convertible Subordinated Notes due 2005 (the "FIRM SECURITIES"), to be issued pursuant to the provisions of a Subordinated Indenture and a Supplemental Indenture, each dated as of February 15, 2000 (taken together, the "INDENTURE") and entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "TRUSTEE"). The Company also proposes to issue and sell to the Underwriter not more than an additional $75,000,000 principal amount of its 4% Convertible Subordinated Notes due 2005 (the "ADDITIONAL SECURITIES") if and to the extent that the Underwriter shall have determined to exercise the right to purchase such Additional Securities granted to the Underwriter in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES." The Securities will be convertible into shares of common stock of the Company, par value $0.01 per share (the "UNDERLYING SECURITIES").

               The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (Registration No. 333-83963), including a prospectus, relating to its debt securities and shares of its Common Stock, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms "Registration Statement," "Basic Prospectus," and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

               1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:


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                      (a) The Registration Statement has become effective; no
stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                      (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein.

                      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (d) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of LSI Logic Europe Limited, LSI Logic Japan Semiconductor, Inc., LSI Logic Storage Systems, Inc., and LSI Logic K.K. (collectively, the "SIGNIFICANT SUBSIDIARIES") have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record directly or indirectly by the Company (except in the case of LSI Logic K.K. of which the Company owns of record approximately 93% of the issued shares of capital stock), free and clear of all liens, encumbrances, equities or claims.

                      (e) This Agreement has been duly authorized, executed and delivered by the Company.


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                      (f) The authorized capital stock of the Company conforms
as to legal matters to the description thereof contained in the Prospectus.

                      (g) The shares of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

                      (h) The Securities have been or will be prior to the Closing Date, duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

                      (i) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive of similar rights.

                      (j) The Indenture has been duly authorized, and on the Closing Date, will be duly executed and delivered by, and be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                      (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, except as disclosed in the Prospectus, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                      (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                      (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than


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proceedings accurately described in the Registration Statement or the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities or to consummate the transactions contemplated hereby and thereby.

                      (n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                      (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (q) Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectus, there has not been any change in the capital stock, other than the reservation of shares for the Underlying Securities, for issuance of options and stock under benefit plans, or in long-term debt of the Company or any of its subsidiaries, otherwise than as set forth in the Prospectus or in the documents incorporated by reference therein.

                      (r) The Securities conform in all material respects to the descriptions thereof contained in the Prospectus under the headings "Description of the Notes" and "Description of the Debt Securities."

                      (s) The Company and each of its subsidiaries has good and marketable title to all real and personal property owned by it, in each case, free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property by the Company or its subsidiaries, and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are not material to the Company and


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its subsidiaries, taken as a whole, and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

                      (t) The Company and each of its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as described in the Prospectus, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (u) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown thereon, as due and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which will have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

                      (v) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the audited financial statements included or incorporated by reference in the Prospectus, are independent public accountants within the meaning of such term for purposes of the Securities Act and the applicable rules and regulations thereunder. Except as set forth or otherwise noted in the Prospectus, the financial statements included or incorporated by reference in the Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present in all material respects, the financial condition of the Company and its subsidiaries as of the dates at which they were prepared and the results of operation of the Company and its subsidiaries in respect of the periods for which they were prepared.

                      (w) The Company and each of its subsidiaries possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit, which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company


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the principal amount of the Firm Securities at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, to the closing date (the "PURCHASE PRICE").

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Securities, and the Underwriter shall have a one-time right to purchase up to $75,000,000 aggregate principal amount of Additional Securities at the Purchase Price. If the Underwriter elects to exercise such option, the Underwriter shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Securities to be purchased by the Underwriter and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. The Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.

               The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending sixty (60) days after the date of the Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company may without such consent
(A) issue and sell the Securities to be sold hereunder, or (B) grant options or issue and sell stock upon the exercise of outstanding stock options or otherwise pursuant to the Company's stock option or employee stock purchase plans, or (C) take any of the actions described in (i) and (ii) above in connection with other acquisitions of technologies, businesses or portions thereof.

               3. Terms of the Offering. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

               4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the accounts of the Underwriter at 10:00 a.m., New York City time, on February 18, 2000, or at such other time on the same or such other date, not later than February 23, 2000, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

               Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the accounts of the Underwriter at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2 or at such other time on the same or on such other date, in any event not later than March 15, 2000, as shall be designated in writing by the


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Underwriter. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

               Certificates for the Firm Securities and Additional Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to the Underwriter on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price therefor.

               5. Conditions to the Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Firm Securities are subject to the following further conditions:

                      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                             (i) there shall not have occurred any downgrading,
nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                             (ii) there shall not have occurred any change, or
any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Underwriter's judgment, is material and adverse and that makes it, in the Underwriter's judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                      (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                      (c) The Underwriter shall have received on the Closing Date an opinion of David E. Sanders, general counsel of the Company, dated the Closing Date, to the effect set forth in EXHIBIT A hereto, and an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Company, dated the Closing Date, to the effect set forth in EXHIBIT B hereto. Such opinions shall be rendered to the Underwriter at the request of the Company and shall so state therein.


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                      (d) The Underwriter shall have received on the Closing
Date an opinion of Shearman & Sterling, counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to it.

                      (e) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                      (f) The "lock-up" agreements, each substantially in the form of EXHIBIT C hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                      (g) A supplemental listing application relating to the Underlying Securities shall have been submitted to the New York Stock Exchange.

                      (h) You shall have received such other documents and certificates as you or your counsel shall reasonably request.

                      The obligations of the Underwriter to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities.

               6. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

                      (a) To furnish to the Underwriter in New York City, without charge, as soon as is reasonably possible after the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

                      (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.


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                      (c) If, during such period after the first date of the
public offering of the Securities, the Prospectus is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which (i) it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with applicable law, to forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Securities may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                      (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request.

                      (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Underwriter (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) all costs and expenses incident to listing the Securities on the New York Stock Exchange, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of the Trustee or any transfer agent, registrar or depositary and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by the Underwriter and any advertising expenses connected with any offers the Underwriter may make.


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

                      (f) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

               7. Indemnity and Contribution.

                      (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

                      (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

                      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of


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more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                      (d) To the extent the indemnification provided for in
Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price of the Securities. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                      (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                      (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling such Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

               8. Termination. This Agreement shall be subject to termination by notice given by the Underwriter to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriter's judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the Underwriter's judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

               9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

               10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               11. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Underwriter, J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Timothy Main, facsimile number (212) 648-5705, and if sent to the Company, to LSI Logic Corporation, 1551 McCarthy Boulevard, Milpitas, California 95035, Attention: General Counsel, facsimile number (408) 433-6896.

               12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         LSI LOGIC CORPORATION


                                         By: /s/ R. DOUGLAS NORBY
                                            ------------------------------------
                                            Name: R. Douglas Norby
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


Accepted as of the date hereof

J.P. Morgan Securities Inc.


By: /s/ JOHN MARSHALL NICHOLSON
   -----------------------------
   Name: John Marshall Nicholson
   Title: Vice President



                          [Signature page to Underwriting Agreement]

                                                                       EXHIBIT A


                    OPINION OF GENERAL COUNSEL TO THE COMPANY


        The opinion of the general counsel of the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement, shall be to the effect that:

        1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        2. Each domestic Significant Subsidiary (as that term is defined to mean in the Underwriting Agreement) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each domestic Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

        3. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable and conform as to legal matters to the description thereof contained in the Prospectus.

        4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not conflict with or result in a breach or violation of or default under (in each case material to the Company and its subsidiaries, taken as a whole), except as disclosed in the Prospectus, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation (in each case material to the Company and its subsidiaries, taken as a whole) of any statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

        5. Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated by the Prospectus.

        6. The statements under "Item 3-Legal Proceedings" of the Company's most recent annual report on Form 10-K, and under "Item 1 - Legal Proceedings" in
Part II of any quarterly report on Form 10-Q and "Item 5 - Other Events" of any current report on Form 8-K incorporated by reference in the Prospectus, in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

        7. Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Company's most recent Form 10-K or incorporated by reference under the Exchange Act or the rules and regulations thereunder which have not been so filed or incorporated.

        8. Such counsel is of the opinion that each document incorporated by reference in the Prospectus or any further amendments or supplements thereto (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), when such document was filed with the Commission, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                           ---------------------------


         Such opinion shall include a statement to the effect that no facts have come to the attention of such counsel that have caused him to believe (i) that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Registration Statement, when it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus as of its date and as of the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        With respect to the foregoing statements, such counsel may state that his belief is based upon his participation in the preparation of the Registration Statement and the Prospectus (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except with respect to paragraph 6 above.

                                                                       EXHIBIT B


                   OPINION OF WILSON SONSINI GOODRICH & ROSATI


        The opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Company, to be delivered pursuant to
Section 5(c) of the Underwriting Agreement, shall be to the effect that:

        1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus.

        2. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

        3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        4. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

        5. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and will be entitled to the benefits of the Indenture.

        6. The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Common Stock will not be subject to any preemptive or similar rights under the Delaware General Corporation Law or otherwise known to us.

        7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of the certificate of incorporation or by-laws of the Company; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, or as otherwise specifically contemplated by the terms of the Underwriting Agreement.

        8. The statements (i) in the Prospectus under the captions "Description of Capital Stock," "Description of the Debt Securities," "Plan of Distribution" "Description of Notes" and "Underwriting" and (ii) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

        9. The statements in the Prospectus under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, fairly summarize in all material respects the matters referred to therein.

        10. The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


                             ----------------------


        Such opinion shall include a statement to the effect that no facts have come to the attention of such counsel that have caused it to believe (i) that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement, at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is issued contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        With respect to the foregoing statements, such counsel may state that such counsel's belief is based upon such counsel's participation in the preparation of the Registration Statement and the Prospectus (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification.

                                                                       EXHIBIT C


                                February 14, 2000


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Ladies and Gentlemen:

        The undersigned understand that you propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with LSI Logic Corporation, a Delaware corporation (the "COMPANY"), providing for the offering (the "OFFERING") by J.P. Morgan Securities Inc. (the "UNDERWRITER"), of $500,000,000 aggregate principal amount of 4% Convertible Subordinated Notes due 2005 of the Company (the "SECURITIES"). The Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

        To induce you to continue your efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final Prospectus Supplement (as defined in the Underwriting Agreement) relating to the Offering: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering.

        In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.


                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                        Title:

                                        ----------------------------------------
                                        (Address)